UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As of January 1, 2004, Weider Publications, LLC (“Weider”), American Media, Inc. (“AMI”), and Oak Productions, Inc. (“Oak”) entered into a Consulting Services Agreement (the “Consulting Services Agreement”), pursuant to which Oak agreed to provide various editorial consulting and other services for a five-year term. In consideration for the consulting services, Weider agreed to pay Oak compensation based upon a percentage of the registrant’s revenues and also based upon the equity interest value of certain of the registrant’s publications. The equity value would vest over a five year period and would be paid upon a liquidity event. A liquidity event would be triggered by a sale of certain of the registrant’s publications, a sale of AMI to a third party, a change in control of AMI, or by an initial public offering. If a liquidity event did not occur by the end of the five year term, AMI could be required to repurchase the equity interest. Additionally, if a liquidity event did not occur by the end of the five year term AMI would have had the right to repurchase the equity interest from Oak.

AMI and Oak entered into another agreement dated January 1, 2004 (the “Agreement to Make Contributions”), pursuant to which AMI agreed to make specified contributions to certain organizations for a term of five calendar years.

On July 15, 2005, Weider, AMI and Oak mutually agreed to terminate the Consulting Services Agreement and the Agreement to Make Contributions effective as of that date. Weider, AMI and Oak also agreed that they would have no rights or obligations arising on or after that date under any of the provisions of the Agreement to Make Contributions and the Consulting Services Agreement, including any right to further compensation thereunder, and that all rights, benefits and obligations with respect to the equity interest described above were terminated and relinquished as of that date. As a result of the termination of the Consulting Services Agreement, Arnold Schwarzenegger will no longer serve as Executive Editor of Muscle & Fitness and Flex.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Termination Agreement by and among Weider Publications, LLC, American Media, Inc. and Oak Productions, Inc., dated as of July 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: July 21, 2005	By:	/s/ Mark J. Brockelman
	Name:	Mark J. Brockelman
	Title:	Vice President/Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
10.1	Termination Agreement by and among Weider Publications, LLC, American Media, Inc. and Oak Productions, Inc., dated as of July 15, 2005.